Exhibit 3.8

BY-LAWS OF

ADVANTAGE HEALTH DEVELOPMENT CORP.

ARTICLE I

PLACE OF BUSINESS AND FISCAL YEAR

Section 1.1 – Office

The corporation shall have its principal place of business at 304 Cambridge Road, Woburn, Massachusetts. It may establish such additional places of business, within or without the Commonwealth of Massachusetts, as the Board of Directors may, from time-to-time, determine.

Section 1.2 – Fiscal Year

The fiscal year of the corporation shall end on the 31st day of August in each year, except as, from time-to-time otherwise changed by the Board of Directors.

ARTICLE II

STOCKHOLDERS’ MEETINGS

Section 2.1 – Place

All meetings of the Stockholders shall be held within the United States, either at the principal place of business of the corporation, or, if permitted by the Articles of organization, at such other place or places as shall be designated by the president or by a majority of the Board of Directors acting by vote or by written instrument(s) signed by them and stated in the notice of the meeting from time-to-time.

Section 2.2 – Date and Time of Annual Meeting

The Annual Meeting of Stockholders shall be held on the second Thursday of November in each year (or, if such date shall be a legal holiday in the place where the Annual Meeting is to be held, then on the next succeeding full business day), at 10:00 A.M., unless a different hour is fixed by a majority of the Board of Directors or the President and is stated in the notice of the Annual Meeting of the Stockholders. The purposes for which the Annual Meeting is to be held, in addition to those prescribed by law, by the Articles of Organization or by the By-Laws, may be specified by the Board of Directors or the President. If no Annual Meeting of the Stockholders is held in accordance with the provisions of these By-Laws, a Special Meeting of the Stockholders may be held in lieu thereof, and any action taken at such Special Meeting of the Stockholders shall have the same effect as if taken at the Annual Meeting of the Stockholders.

Section 2.3 – Notice and Waiver of Notice

Written or printed notice of the place, date and hour of any Annual or Special Meeting of the Stockholders shall be given by the Clerk at least seven (7) days prior to the Annual Meeting or Special Meeting of the Stockholders, to each Stockholder entitled to vote thereat and to each Stockholder who is entitled to such notice by law, by the Articles of Organization, or by these By-Laws. Whenever notice of an Annual Meeting or Special Meeting is required to be given the Stockholders, as required by law, the Articles of Organization, or these By-Laws, a written waiver thereof, executed before, at, or after the Annual Meeting or Special Meeting by each of the Stockholders, and filed with the records of such Annual or Special Meeting, shall be deemed to be equivalent to such notice.

Section 2.4 – Methods of Giving Notice

The notice specified in Section 2.3 of this ARTICLE II may be given by the Clerk either:

(a)	By delivering such notice to the person entitled thereto, in hand, at his residence, or at his usual place of business; or

(b)	by mailing such notice to the person entitled thereto, postage prepaid, to his address as it appears on the records of the corporation.

Section 2.5 – Officer Giving Notice

In case of the death, absence, incapacity or refusal of the Clerk, such notice may be given by any other officer of the corporation or by a person designated by the Clerk, by the person(s) calling the meeting or by the Board of Directors.

Section 2.6 – Business of Annual Meeting

The Annual Meeting of the Stockholders shall be held to:

(a)	Elect the Board of Directors;

(b)	Hear the report of the Treasurer; and

(c)	Transact such other business as may come before the Annual Meeting of the Stockholders.

Section 2.7 – Call of Special Meetings

A Special Meeting of the Stockholders may be called, at any time, by the President or by a majority of the Board of Directors, and, upon written application to the Clerk by the Stockholders of at least one-tenth (1/10) part in interest of the shares of stock entitled to vote at a Special Meeting of the Stockholders, stating the time, place, hour and purpose of the Special Meeting of the Stockholders, the Clerk shall call a Special Meeting of the Stockholders.

Section 2.8 – Agenda of Special Meeting

Special Meetings of the Stockholders shall transact such business as may come before them; provided, however, that if called upon application of the Stockholders, as set forth in Section 2.7 of this ARTICLE II, Special Meetings of the Stockholders shall transact only such business as is designated in the call.

Section 2.9 – Quorum

At any meeting of the stockholders, a quorum shall consist of a majority of the shares of stock issued, outstanding and entitled to vote (or if there are two (2) or more classes of stock entitled to vote as separate classes, then in the case of each class, the holders of a majority of the shares of stock of that class present or represented and voting on a question), except where a larger vote is required by law, the Articles of Organization or these By-Laws, but a lesser interest so present may, by majority vote, adjourn any Annual or Special Meeting of the Stockholders, from time-to-time, and such Annual or Special Meeting of the Stockholders may be held, as adjourned, without further notice. Stock owned directly or indirectly by the corporation shall not be deemed outstanding for this purpose. At any such adjourned Annual or Special Meeting of the Stockholders, at which a quorum may be present, any business may be transacted which could have been transacted at the Annual or Special Meeting of the Stockholders, as originally called.

Section 2.10 – Vote Necessary to Decide Questions

When a quorum is present, the holders of a majority of the shares of stock present or represented and voting on a question shall decide any question to be voted on by the Stockholders. An election to any office shall be determined by a plurality of the votes cast by the Stockholders entitled to vote at the election. No ballot shall be required for such election unless requested by a Stockholder present or represented at the Annual or Special Meeting of the Stockholders and entitled to vote in such election. The corporation shall not, directly or indirectly, vote any of its shares of stock.

Section 2.11 – Voting and Proxies

Each Stockholder shall have one (1) vote for each share of stock entitled to vote and held by him of record according to the records of the corporation (and a proportionate vote for a fractional share), unless otherwise provided by law, the Articles of Organization, or these By-Laws. Stockholders entitled to vote may vote either in person or by a written proxy dated not more than six (6) months before the Annual or Special Meeting of the Stockholders named therein. Proxies shall be filed with the Clerk of the Annual or Special Meeting of the Stockholders, or of any adjournment thereof, before being voted. Except as otherwise limited therein, a proxy shall entitle the person named therein to vote at any adjournment of such Annual or special Meeting of the Stockholders, but it shall not be valid after final adjournment of such Annual or Special Meeting of the Stockholders. A proxy with respect to a share of stock held in the name of two (2) or more persons shall be valid if executed by one (1) of them, unless, at or prior to the exercise of the proxy, the corporation receives a specific written notice to the contrary from any one (1) of them. A proxy purporting to be executed by, or on behalf of, a Stockholder shall be deemed valid, unless challenged at, or prior to, its exercise.

Section 2.12 – Action By Consent

Unless otherwise required by law, the Articles of Organization, or these By-Laws, any action, required or permitted to be taken at any Annual or Special Meeting of the Stockholders, may be taken without an Annual or Special Meeting of the Stockholders if each of the Stockholders entitled to vote on the question consent to the action, in writing, and such written consents are filed with the records of the meetings of the Stockholders. Such written consents shall be treated, for all purposes, as a vote at an Annual or Special Meeting of the Stockholders.

ARTICLE III

DIRECTORS’ MEETINGS

Section 3.1 – Place and Call of Regular Meeting

A Regular Meeting of the Board of Directors, at which officers may be elected, shall be held each year, without call or formal notice, immediately after, and at the same place as, the Annual Meeting of the Stockholders, any adjournment thereof or the Special Meeting of the Stockholders held in lieu thereof.

Section 3.2 – Other Regular Meetings

Other Regular Meetings of the Board of Directors may be held at such time and place as may be fixed by the Board of Directors, from time-to-time. No call or formal notice shall be required for the validity of other Regular Meetings of the Board of Directors provided absent directors shall he given notice as provided in Section 3.5 of this ARTICLE III of the fixing of such times and places and provided further that any resolution relating to the holding of regular meetings shall remain in force only until the next Annual Meeting of the Stockholders.

Section 3.3 – Special Meetings

The President, any Vice-President, Treasurer or any two (2) Directors shall have the power to call a Special Meeting of the Board of Directors, whenever, in his or their opinion, the interests of the corporation so require.

Section 3.4 – Meetings Without the Commonwealth

Meetings of the Board of Directors may be held within or without the Commonwealth of Massachusetts, either at the principal place of business of the Corporation, at the offices of legal counsel to the Corporation, or at such other places as shall be designated by the Board of Directors from time-to-time. Any business may be transacted at a Regular or Special Meeting of the Board of Directors, although such business has not been specified in the notice of the Regular or Special Meeting.

Section 3.5 – Notice of Special Meetings

Notice of any Special Meeting of the Board of Directors shall be given to each Director entitled to vote thereat by the Clerk, or, in case of the death, absence, incapacity or refusal of the Clerk, such notice may be given by any other officer or Director of the corporation.

Section 3.6 – Method of Giving Notice

The notice specified in Section 3.5 of this ARTICLE III shall be given by the Clerk to each Director, by mailing to him, postage prepaid, and addressed to him at his address as registered on the books of the Corporation, or if not so registered at his last known home or business address, a written notice of such meeting at least forty-eight (48) hours before the meeting or by delivering such notice to him at least twenty-four (24) hours before the meeting, by prepaid telegram addressed to him at such address. If the Clerk refuses or neglects for more than twenty-four (24) hours after receipt of a call to give notice of such special meeting, or if the office of Clerk is vacant or the Clerk is absent from the Commonwealth of Massachusetts, or incapacitated, such notice may be given by the officer or one (1) of the Directors calling the meeting. Notice need not be given to any Director if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any Director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. A notice or waiver of notice of a Directors, meeting need not specify the purposes of the meeting.

Section 3.7 – Waiver

Any Regular or Special Meeting of the Board of Directors shall be a legal meeting, without call or notice thereof; provided, however, that all of the Directors are present or waive notice thereof by a writing (including a waiver transmitted by telegram) filed with the records of the Regular or special Meeting of the Directors. A notice, or waiver of notice, of a Regular or Special Meeting of the Directors need not specify the purpose of such Regular or Special Meeting of the Directors.

Section 3.8 – Quorum

A majority of the Directors holding office shall constitute a quorum for the transaction of business at any Regular or Special Meeting of the Board of Directors, but a lesser number may, by majority vote, adjourn any Regular or Special Meeting of the Board of Directors, from time-to-time, and such Regular or Special Meeting of the Board of Directors may be held, as adjourned, without further notice. At any such adjourned Regular or Special Meeting of the Board of Directors, at which a quorum may be present, any business may be transacted which could have been transacted at the Regular or Special Meeting of the Board of Directors, as originally called.

Section 3.9 – Vote Necessary to Pass Motions

At any meeting of the Board of Directors at which a quorum is present, the vote of a majority of those present, except in any case where a larger vote is required by law, the Articles of organization, or by these By-Laws, shall be sufficient to decide any question.

Section 3.10 – Action. by Consent

Unless otherwise required by law, the Articles of organization, or these By-Laws, any action, required or permitted to be taken at any Regular or Special Meeting of the Board of Directors, may be taken without a Regular or Special Meeting of the Board of Directors if each of the Directors entitled to vote on the question consent to the action, in writing, and such written consents are filed with the records of the meetings of the Board of Directors. Such written consents shall be treated, for all purposes, as a vote at a Regular or Special Meeting of the Board of Directors.

Section 3.11 – Meeting by Telecommunications

Members of the Board of Directors or any committee elected Hereby may participate in a meeting of such board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in a meeting can hear each other at the same time and participation by such means shall constitute presence in person at the meeting.

ARTICLE IV

OFFICERS AND THEIR ELECTION

Section 4.1 – Officers

The officers of the corporation shall be the President, Treasurer and Clerk. Each member of the Board of Directors may, but need not be, an officer. The Board of Directors shall consist of at least one (1) member at such times when there is only one (1) Stockholder, at least two (2) members at such times when there are only two (2) Stockholders, and at least three (3) members at such times when there are three (3) or more Stockholders. The number of Directors shall be fixed from time-to-time by the Stockholders and may be enlarged by a vote of a majority of the Directors then in office. The officers and the Directors need not be Stockholders of the corporation.

Section 4.2 – Other Officers

There may be such other officers and agents, with such duties, powers and terms of office as the Board of Directors, in their sole discretion, may choose and appoint. Such other officers and agents, in each instance, shall hold office at the pleasure of the Board of Directors.

Section 4.3 – Election of Directors

The Directors shall be elected annually by ballot by such Stockholders as have the right to vote at the Annual Meeting of the Stockholders.

Section 4.4 – Election of Other Officers

The President, Treasurer and Clerk shall be elected annually by the Board of Directors at their first meeting following the Annual Meeting of the Stockholders and until their successors are chosen and qualified. Other officers may be chosen by the Directors at such meeting or at any other meeting.

Section 4.5 – Eligibility of Officers

The officers may, but need not, be a Director. No officer need be a Stockholder. Any two (2) or more offices may be held by the same person. The Clerk shall be a resident of Massachusetts unless the corporation has a resident agent appointed for the purpose of service of process. Any officer may be required by the Board of Directors to give a bond for the faithful performance of his duties to the corporation in such amount and with such sureties as the Board of Directors may determine. The premiums for such bonds may be paid by the corporation.

Section 4.6 – Term

Each Director and each officer shall hold office until the later of: (i) the next Annual Meeting of the Stockholders or election of officers by the Directors, as the case may be, (ii) the date his successor is chosen and qualified, or (iii) his sooner death, resignation, removal or disqualification, except as otherwise provided by law, the Articles of Organization or these By-Laws.

Section 4.7 – Vacancy Filled by Directors

In case a vacancy shall occur from any cause (including a vacancy resulting from an enlargement of the Board), in the Board of Directors or in any other office, a majority of the remaining Directors acting as a Board may choose a person to fill such vacancy. Each officer or Director elected to fill such vacancy, shall hold office for the unexpired term and until the later of: (i) the next Annual Meeting of the Stockholders or election of officers by the Directors, as the case may be, (ii) the date a successor is chosen and qualified, or (iii) his sooner death, resignation, removal or disqualification, except as otherwise provided by law, the Articles of Organization, or these By-Laws.

Section 4.8 – Vacancy Filled by Stockholders

The stockholders may, at a Special Meeting of the Stockholders, choose a successor to a Director or officer who has vacated such office, and the person so chosen shall displace any successor theretofore chosen by the Board of Directors. Each officer or Director elected to fill such vacancy, shall hold office for the unexpired term and until the later of: (i) the next annual election of Directors and officers, (ii) the date a successor is chosen and qualified, or (iii) his sooner death, resignation, removal or disqualification, except as otherwise provided by law, the Articles of Organization, or these By-Laws.

Section 4.9 – Resignation of Director or Officer

Any Director or officer may resign at any time. The resignation of a Director or officer shall be in writing and shall take effect at the time specified. The acceptance of the resignation of a Director shall not be necessary to make it effective. The resignation of an officer shall be in writing and shall take effect upon acceptance by the Board of Directors.

Section 4.10 – Removal of Directors

A Director may be removed from office, with or without cause, by vote of the Stockholders holding a majority of the issued and outstanding shares of stock and entitled to vote in the election of Directors, provided that the Directors of a class elected by a particular class of Stockholders may be removed only by the vote of the holders of a majority of the shares of such class, or for cause by a vote of a majority of the Directors then in office. A Director may be removed for cause only after reasonable notice and an opportunity to be heard before the body proposing to remove him.

Section 4.11 – Removal of Other Officers

The Directors may remove any other officer, with or without cause, by a vote of a majority of the Directors then in office; provide, however, that an officer may be removed for cause only after reasonable notice and an opportunity to be heard before the Board of Directors prior to action thereon. Except as the Directors may otherwise determine, no Director or officer who resigns, or is removed, shall have any right to any compensation as such Director or officer for any period following his resignation or removal, or any right to damages on account of such removal whether his compensation be by the month or by the year or otherwise; provided, however, that the foregoing provision shall not prevent such Director or officer from obtaining damages for breach of any contract of employment legally binding upon the corporation.

ARTICLE V

POWERS OF THE DIRECTORS, COMMITTEES

Section 5.1 – Powers

The Board of Directors shall have, and it may exercise, all the powers of the corporation, except such as are reserved to the Stockholders by law, the Articles of Organization or by these By-Laws. The Board of Directors shall have the entire management responsibilities for, and control of, the property, business and affairs of the corporation.

A Director may receive compensation from the corporation for his services as a Director; moreover, a Director stall be reimbursed by the corporation for out-of-pocket expenses of attendance at any Regular or Special Meeting of the Board of Directors. Nothing herein contained shall preclude any Director from serving the corporation, in any other capacity, as an officer, agent, or otherwise, and from being reasonably compensated therefor.

Section 5.2 – Committees

The Board of Directors, by vote of a majority of the Directors then in office, may elect from its number an Executive Committee or other committees and may delegate thereto some or all of its powers except those which by law, by the Articles of Organization, or by these By-Laws may not be delegated. Except as the Board of Directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Board of Directors or in such rules, its business shall be conducted so far as possible in the same manner as is provided by these By-Laws for the Board of Directors. All members of such committees shall hold such offices at the pleasure of the Board of Directors. The Board of Directors may abolish any such committee at any time. Any committee to which the Board of Directors delegates any of its powers or duties shall keep records of its meetings and shall upon request report its action to the Board of Directors. The Board of Directors shall have power to rescind any action of any committee, but no such rescission shall have retroactive effect.

ARTICLE VI

POWERS AND DUTIES OF THE OFFICERS

Section 6.1 – Powers and Duties of the Officers

Each officer shall have, in addition to the powers and duties hereinafter in this ARTICLE VI provided, such powers and duties as are commonly incident to his office and such other powers and duties as the Board shall, from time-to-time, determine.

Section 6.2 – President

The President shall be the chief executive officer of the corporation, and, subject to the control of the Board of Directors, he shall have charge over and supervision of the property, business and affairs of the corporation. He shall preside when present at all Annual and Special Meetings of the Stockholders and Regular and Special Meetings of the Board of Directors.

Section 6.3 – Vice-Presidents

In the absence of the president or in the event of his inability or refusal to act, the vice-president (or in the event there be more than one vice-president, the vice-presidents in the order designated by the directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice-presidents shall perform such other duties and have such other powers as the Board of Directors may from time-to-time prescribe.

Section 6.4 – Treasurer

The Treasurer shall, subject to such requirements as the Board of Directors may from time-to-time adopt: (i) supervise the financial matters of the corporation; (ii) have power, for and in the name of the corporation, to borrow, from time-to-time, such amounts of money as he may deem necessary for the current needs of the corporation in the transaction of its business and, to give as evidence of such borrowing, a note or notes of the corporation; (iii) be responsible for the care and custody of the moneys, funds, receipts, disbursements, securities and valuable papers or documents of the corporation, except as otherwise herein provided; (iv) have power to endorse for deposit or collection, all notes, checks, drafts, and similar instruments payable to the corporation, in and with such depositaries as the Board of Directors shall, from time-to-time, determine, and to accept drafts on behalf of the corporation; (v) keep, or cause to be kept, accurate books of account relating to the moneys and financial affairs of the corporation, which shall always be open to inspection by the Board of Directors during usual business hours; (vi) render an account of the financial condition of the corporation and of all its transactions to the President or to the Board of Directors, whenever required; (vii) make and submit a like report for the preceding fiscal year of the corporation at the Annual Meeting of the Stockholders; (viii) have custody of the certificate and transfer books and stock ledger of the corporation; and (ix) record all transfers of shares of stock in the corporation. The Treasurer may be required to give bond with sureties as the Board of Directors may prescribe.

Section 6.5 – Clerk

The Clerk shall attend and keep the records of the Annual and Special Meetings of the Stockholders and of the Regular and Special Meetings of the Board of Directors, in books kept at the principal office of the corporation or the office of legal counsel to the corporation. The books shall be open to the inspection of any Stockholder or Director at all reasonable times. He shall call Annual and Special Meetings of the Stockholders and of the Board of Directors, at the times and in the manner hereinabove provided. In the absence of the Clerk from any Annual or Special Meeting of the Stockholders or from any Regular or Special Meeting of the Board of Directors, a Temporary Clerk, designated by the person presiding at the meeting, shall perform the duties of the Clerk.

ARTICLE VII

INDEMNIFICATION

Section 7.1 Indemnification

(a) The corporation shall, to the extent legally permissible, indemnify any person serving or who has served as a Director or officer of the corporation, or at the request of the corporation as a Director, officer, employee or other agent of another organization, or at the request of the corporation in any capacity with respect to any employee benefit plan, against all liabilities and expenses, including, without limitation, amounts paid in satisfaction of judgments, in compromise or settlement or as fines and penalties, and counsel fees, reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding or investigation (internal or external), whether civil or criminal, in which he may be involved or with which he may be threatened, while serving or thereafter, by reason of his being or having been such a Director, officer, employee or agent, or serving or having served in any capacity with respect to any such employee benefit plan. No indemnification shall be provided for any person with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation or to the extent that such matter relates to service with respect to any employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

(b) Expenses including counsel fees, incurred by any person who might be entitled to indemnification pursuant to paragraph (a) of this ARTICLE, in connection with the defense or disposition of any such action, suit or other proceeding or investigation, may be paid from time-to-time by the corporation in advance of the final disposition thereof, upon receipt of an undertaking by the person indemnified to repay the amounts so paid to the corporation if he shall be adjudicated to be not entitled to indemnification under this ARTICLE.

(c) Any indemnification or advance pursuant to this ARTICLE shall be made no later than forty-five (45) days after receipt by the corporation of the written request of the person seeking indemnification addressed to the Board of Directors, unless a determination is made within said forty-five (45) day period by (1) a majority vote of a quorum of the Board of Directors, exclusive of Directors who are parties to such action, suit or other proceeding or investigation, or (2) independent legal counsel in a written opinion, that such person has not met the relevant standards for indemnification set forth in this ARTICLE.

(d) The right to indemnification or advances under this ARTICLE shall be enforceable by any person referred to in paragraph (a) in any court of competent jurisdiction. The burden of proving that the relevant standards for indemnification or advances have not been met shall be on the corporation. Neither the failure of the Board of Directors or independent legal counsel to have made a determination prior to the commencement of such action, suit or other proceeding or investigation that indemnification or advances are proper in the circumstances because such person has met the applicable standard of conduct required for indemnification, nor an actual determination by the Board of Directors or independent legal counsel that such individual has not met such applicable standard of conduct, shall be a defense to the action, suit or other proceeding or investigation or create a presumption that such person has not met the applicable standard of conduct. The corporation shall also indemnify such person for expenses incurred by him in connection with successfully establishing his right to indemnification or advances, in whole or in part.

(e) The right of indemnification under this ARTICLE shall be deemed to be a contract between each person referred to in paragraph (a) and the corporation, and shall not be diminished by any subsequent repeal or modification of this ARTICLE. Such right of indemnification shall not be exclusive of or affect any other right to which any such person may be entitled. Nothing contained in this ARTICLE shall affect any right to indemnification to which corporate personnel, other than those referred in paragraph (a), may be entitled by contract or otherwise under law.

(f) As used in this ARTICLE, the persons entitled to indemnification referred to in paragraph (a) shall include their respective heirs, executors, administrators and other legal representatives. If in any action, suit or other proceeding or investigation, a Director of the corporation is held not to be liable for monetary damages because that Director is relieved of personal liability under ARTICLE 6 of the Articles of Organization of the corporation or otherwise, the Director shall be deeded to have met the standards of conduct set forth above and to be entitled to indemnification as provided above.

(g) This ARTICLE may be amended only by the affirmative vote of the stockholders as provided in Section 2.10 of ARTICLE II, provided that any reduction in the indemnification provided by this ARTICLE shall be prospective in effect.

ARTICLE VIII

EXECUTION OF INSTRUMENTS

Section 8.1 – Sealed Instruments and Instruments Not Under Seal

Sealed instruments, including such instruments as are recited to be sealed or given under seal, or intended to take effect as a sealed instrument, and deeds, leases, mortgages, contracts, assignments, instruments of transfer, proxies and other instruments when not under seal, and checks, drafts, acceptances, promissory notes, bills of exchange, orders for the payment of money, and other negotiable instruments shall be executed by either the President, the Treasurer or the Clerk, except as the Board of Directors may, generally or in particular, otherwise determine.

ARTICLE IX

STOCK CERTIFICATES AND TRANSFERS

Section 9.1 – Authorized Stock

The total number of shares and the par value, if any, of each class of stock which the corporation is authorized to issue, and if more than one (1) class is authorized, a description or each class with the preferences, voting powers, qualifications and special and relative rights and privileges as to each class and any series thereof, shall be as stated in the Articles of Organization.

Section 9.2 – Certificates of Stock

Any unissued capital stock, from time-to-time authorized by the Articles of Organization, may be issued by vote of the Board of Directors. Certificates for shares of stock of the corporation, in such form as may be selected, from time-to-time, by the Board of Directors, signed by both the President or a Vice-President and the Treasurer, and bearing the seal of the corporation, shall be issued to the stockholders entitled thereto. Either or both such signatures, and such seal upon such certificates may be a facsimile, if the certificate is signed by a transfer agent or by a registrar other than a director, officer or employee of the Corporation, when permitted by law, the Articles of Organization, or these By-Laws. Every certificate for shares of stock which are subject to any restriction on transfer by law, pursuant to the Articles of Organization, the By-Laws, or any agreement in writing to which the corporation is a party, shall have the restriction noted conspicuously on the certificate and shall also set forth, on the face or back of the certificate, either the full text of the restriction or a statement of the existence of such restriction, including a statement that the language of such restriction or any agreement to which the corporation is a party shall be furnished by the corporation to the holder of such certificate upon written request and without charge. If more than one (1) class of shares of stock of the corporation is authorized to be issued, then every certificate shall set forth, on its face or back, either the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class and series authorized to be issued, or a statement of the existence of such preferences, voting powers, qualifications and special and relative rights, including a statement that the corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

Section 9.3 – Transfers of Shares of Stock

Except as may otherwise be required by law, by the articles of Organization, these By-Laws, or by agreement among all of the stockholders and the corporation, shares of stock may be transferred on the books of the corporation by the surrender to the corporation, or its transfer agent, of the certificate therefor, properly endorsed or accompanied by separate written assignment or power of attorney to sell, assign or transfer such shares, properly executed, with necessary transfer stamps affixed, and with such proof that the endorsement, assignment or power of attorney is genuine and effective as the corporation, or its transfer agent, may reasonably require. Except as otherwise required by law, the corporation shall be entitled to treat the record holder of a share of stock, as shown on its books, as the owner of such share of stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or disposition of such share of stock, until such share of stock has been transferred on the books of the corporation, in accordance with the requirements of these By-Laws.

Section 9.4 – Closing of Transfer Books; Setting Record Date

The Board of Directors may fix in advance a time not more than sixty (60) days before (i) the date of any meeting of the stockholders or (ii) the date for the payment of any dividend or the making of any distribution to stockholders or (iii) the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice and to vote at such meeting, or the right to receive such dividend or distribution, or the right to give such consent or dissent. If a record date is set, only stockholders of record on the date shall have such right notwithstanding any transfer of stock on the records of the corporation after the record date. Without fixing such record date, the Board of Directors may close the transfer records of the corporation for all or any part of such sixty (60) day period.

If no record date is fixed and the transfer books are not closed, then the record date for determining stockholders having the right to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, and the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors acts with respect thereto.

Section 9.5 – Stockholders’ Address

It shall be the duty of each Stockholder to notify the corporation of his post office address.

Section 9.6 – Replacement of Stock Certificate

In case of the alleged loss, destruction or mutilation of a certificate for shares of stock, a duplicate certificate may be issued, in place thereof, upon such terms and conditions as the Board of Directors may prescribe. The Board of Directors may, in its discretion, require the owner of a lost, mutilated or destroyed certificate, or his legal representative, to give a bond, sufficient in its option, with or without surety, to indemnify the corporation against any loss or claim which may arise by reason of the issue of a certificate in place of such lost, mutilated or destroyed stock certificate.

Section 9.7 – Transfer Agent and Registrar

The Board of Directors may appoint a transfer agent or a registrar or both for its capital stock or any class or series thereof and require all certificates for such stock to bear the signature or facsimile thereof of any such transfer agent or registrar.

ARTICLE X

DIVIDENDS

Section 10.1 – Declaration

The Board of Directors may declare dividends out of retained earnings of the corporation, as defined in Section 10.2 of this ARTICLE X; in no event shall the capital of the corporation become impaired by the declaration of a dividend.

Section 10.2 – Retained Earnings

Whatever net income of the corporation remains in the corporation shall be regarded as “retained earnings.”

ARTICLE XI

AMENDMENTS TO BY-LAWS

Section 11.1 – Amendments to By-Laws

These By-Laws, or any of them, may be altered, amended, added to, or repealed by vote of the holders of a majority of the shares of each class of stock issued, outstanding and entitled to vote at any Annual or Special Meeting of the Stockholders, with notice (specifying the subject matter of the proposed alteration, amendments, addition or repeal, and the Articles of these By-Laws to be affected thereby), having been given in the call of the Annual or Special Meeting of the Stockholders. No change in the date of the Annual Meeting of the Stockholders may be made within sixty (60) days before the date of same fixed in these By-Laws. If authorized by the

Articles of Organization, these By-Laws, or any of them, may be altered, amended, added to, or repealed by a majority vote of the Board of Directors at any Regular or Special Meeting of the Board of Directors ; provided, however, that the Stockholders may, from time-to-tine, specify particular provisions of the By-Laws which shall not be altered, amended, added to, or repealed by the Board of Directors, but, rather, solely by the Stockholders.

Section 11.2 – Notice of Amendments

Not later than the time of giving notice of the meeting of stockholders next following the making, amending or repealing by the Directors of any By-Law, notice thereof stating the substance of such change shah, be given to all stockholders entitled to vote on amending the By-Laws.

Section 11.3 – Voting of Securities

Except as the Directors may generally or in particular cases otherwise specify, the President or the Treasurer may on behalf of the corporation vote or take any other action with respect to shares of stock or beneficial interest of any other corporation, or of any association, trust or firm, of which any securities are held by this corporation, and may appoint any person or persons to act as proxy or attorney-in-fact for the corporation, with or without power of substitution, at any meeting thereof.

ARTICLE XII

MISCELLANEOUS

Section 12.1 – Inter-Company Dealing

Any officer or Director of the corporation, notwithstanding his official relations with the corporation, may enter into, negotiate, consummate and perform any contract or agreement with the corporation even though any other entity, association, trust or corporation in which he is financially interested shall thereby derive profit therefrom; provided, however, that the fees for any services rendered to the corporation or the prices for any products sold to the corporation, as the case may be, in any inter-company dealings, are determined on an arm’s-length basis, and are not in excess of the fees or prices which can be paid for similar services or products, as the case may be.

Section 12.2 – Genders

Whenever the masculine gender is used, it shall include the feminine and the neuter wherever appropriate.

Section 12.4 – Evidence of Authority

A certificate, signed by the Clerk as to any matter relative to: (i) the Articles of Organization, (ii) these By-Laws, (iii) the records of the proceedings of the incorporators, Stockholders, or the Board of Directors, (iv) shares of stock and transfer records, and (v) as to any action taken by the Stockholders, Board of Directors, or any person or persons as an officer, key employee or agent of the corporation, shall, as to all persons who rely thereon in good faith, be final, binding, and conclusive evidence of the matters so certified.

Section 12.4 – Seal

The corporate seal shall consist of a circular die, bearing the name of the corporation, the year of incorporation, and the word “Massachusetts.” The form of seal and the inscription thereon may be changed by the Board of Directors, at any time and from time-to-time.